ARTICLES OF MERGER

OF

BITFRONTIER MERGER, INC., A WYOMING CORPORATION

Filing ID: 2018-000783343

INTO

BITFRONTIER TECHNOLOGIES, INC., A WYOMING CORPORATION

Filing ID: 2017-000775959

The following is a summary of the full Agreement and Plan of Merger.

Pursuant to the provisions of the Wyoming Business Corporation Act, the undersigned corporations have adopted the following articles of merger:

1.The Plan of Merger is as follows: BitFrontier Merger, Inc., a Wyoming Corporation (“BitFrontier Merger”), will merge with and into BitFrontier Technologies, Inc., a Wyoming Corporation (“BitFrontier Technologies”), with BitFrontier Technologies being the Surviving Corporation, the terms and conditions of which are set out in an Agreement and Plan of Merger dated January 5, 2018 (the “Merger Agreement”), between BitFrontier Merger and BitFrontier Technologies (the “Merger”). The Articles of Incorporation of BitFrontier Technologies will be the Articles of Incorporation for the Surviving Corporation.

2.The Merger Agreement was adopted by BitFrontier Technologies by consent of its shareholders by a resolution dated January 5, 2018 in accordance with the Wyoming Business Corporation Act, the number of shares cast in favor of adopting the Merger Agreement was sufficient for approval of the Merger by all of the voting groups of BitFrontier Technologies.

3.The Merger Agreement was adopted by BitFrontier Merger by consent of its shareholders by a resolution dated January 5, 2018 in accordance with the Wyoming Business Corporation Act, the number of shares cast in favor of adopting the Merger Agreement was sufficient for approval of the Merger by all of the voting groups of BitFrontier Merger.

4.All Constituent Company’s which were a party to the Merger Agreement have complied with the laws of the State of Wyoming concerning the Merger, and all Board of Director resolutions and shareholder resolutions were duly approved and adopted.

The full Agreement and Plan of Merger is attached along with the proper signatures.

BITFRONTIER MERGER, INC.

__________________________________

Spencer Payne

President

BITFRONTIER TECHNOLOGIES, INC.

__________________________________

Spencer Payne

President

i

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

Agreement and Plan of Merger

by and among

BITFRONTIER CAPITAL HOLDINGS, INC.

a Wyoming corporation

BITFRONTIER MERGER, INC.

a Wyoming corporation

and

BITFRONTIER TECHNOLOGIES, INC.

a Wyoming corporation

JANUARY 5, 2018

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

TABLE OF CONTENTS

ARTICLE I.   THE MERGER. 5

Section 1.01    The Merger. 5

Section 1.02    Closing Date. 6

Section 1.03    Effective Date. 6

Section 1.04    Articles of Incorporation and Bylaws of Surviving Corporation. 6

Section 1.05    Directors and Officers of Surviving Corporation. 6

Section 1.06    Rights and Liabilities of Surviving Corporation in Merger. 6

Section 1.07    Further Assurances. 6

ARTICLE II.   CONVERSION OF SECURITIES. 7

Section 2.01    Treatment of the Pre-Merger BITFRONTIER Shares. 7

Section 2.02    Treatment of NEWCO Shares. 7

Section 2.03    Ownership/Voting Rights of Pre-Merger BITFRONTIER Shares. 7

Section 2.04    Exchange Procedures. 7

ARTICLE III.   REPRESENTATIONS AND WARRANTIES OF PURO AND NEWCO. 8

Section 3.01    Organization. 8

Section 3.02    Subsidiaries. 8

Section 3.03    Capitalization. 8

Section 3.04    Authority. 9

Section 3.05    No Violations: Consents and Approvals. 9

Section 3.06    Related Party Transactions. 10

Section 3.07    OTC Reports; Financial Statements. 10

Section 3.08    Title to Assets. 10

Section 3.09    Accounts Receivable. 10

Section 3.10    Liabilities; Claims. 10

Section 3.11    Absence of Certain Changes. 10

Section 3.12    Finder's Fees. 11

Section 3.13    Compliance with Laws. 11

Section 3.14    Legal Proceedings. 11

Section 3.15    Employee Benefits. 11

Section 3.16    Taxes. 11

Section 3.17    Intellectual Property. 12

Section 3.18    Absence of Certain Business Practice. 12

Section 3.19    Issuances of Securities. 12

Section 3.20    Adverse Officer and Director Information. 12

Section 3.21    Full Disclosure. 13

ARTICLE IV.   REPRESENTATIONS AND WARRANTIES OF BITFRONTIER. 13

Section 4.01    Organization. 13

Section 4.02    Subsidiaries. 13

Section 4.03    Capitalization. 13

Section 4.04    Authority. 14

Section 4.05    No Violations; Consents and Approvals. 14

Section 4.06    Related Party Contracts. 14

Section 4.07    Financial Statements. 15

Section 4.08    Title to Assets. 15

Section 4.09    Accounts Receivable. 15

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

Section 4.10    Liabilities; Claims. 15

Section 4.11    Compensation; Loans and Distributions. 15

Section 4.12    Absence of Certain Changes. 15

Section 4.13    Finder's Fees. 16

Section 4.14    Compliance with Laws. 16

Section 4.15    Legal Proceedings. 17

Section 4.16    Employee Benefits. 17

Section 4.17    Taxes. 17

Section 4.18    Intellectual Property. 18

Section 4.19    Absence of Certain Business Practices. 18

Section 4.20    Insurance. 19

Section 4.21    Adverse Officer and Director Information. 19

Section 4.22    Material Contracts. 19

Section 4.23    Full Disclosure. 20

ARTICLE V.   COVENANTS OF PURO AND BITFRONTIER. 20

Section 5.01    Conduct of Business of PURO, NEWCO, and BITFRONTIER. 20

Section 5.02    No Solicitation. 20

Section 5.03    Confidentiality. 21

Section 5.04    Officer and Board Resignations. 21

Section 5.05    Tax Treatment. 21

Section 5.06    Reasonable Efforts; Other Actions. 21

Section 5.07    Public Announcements. 22

Section 5.08    Notification of Certain Matters. 22

Section 5.09    Expenses. 22

Section 5.10    State Antitakeover Laws. 22

Section 5.11    Satisfaction of Conditions. 22

ARTICLE VI.   CONDITIONS TO THE OBLIGATIONS OF NEWCO AND PURO. 22

Section 6.01    Financials. 23

Section 6.02    Representations Accurate. 23

Section 6.03    Performance. 23

Section 6.04    Officer's Certificate. 23

Section 6.05    Certified Certificate of Incorporation. 23

Section 6.06    Good Standing. 23

Section 6.07    Material Adverse Change. 23

Section 6.08    Certificate of Merger. 23

Section 6.09    Injunction Illegality. 23

Section 6.10    Compliance with Securities Laws. 24

Section 6.11    Voting Agreements. 24

Section 6.12    Consents. 24

Section 6.13    General. 24

ARTICLE VII.   CONDITIONS TO THE OBLIGATIONS OF BITFRONTIER. 24

Section 7.01    Representations Accurate. 24

Section 7.02    Performance. 24

Section 7.03    Compliance Certificate. 24

Section 7.04    Certified Certificate of Incorporation. 24

Section 7.05    Good Standing. 25

Section 7.06    Material Adverse Change. 25

Section 7.07    Legal Action. 25

Section 7.08    Certificate of Merger. 25

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

Section 7.09    Injunction Illegality. 25

Section 7.10    Consents. 25

Section 7.11    General. 25

Section 7.12    Compliance with Securities Laws. 25

ARTICLE VIII.   TERMINATION OF AGREEMENT. 25

Section 8.01    Termination. 25

Section 8.02    Procedure for Termination. 26

Section 8.03    Effect of Termination. 26

ARTICLE IX.   MISCELLANEOUS. 26

Section 9.01    Notices. 26

Section 9.02    Binding Effect. 26

Section 9.03    Headings. 27

Section 9.04    Exhibits and Schedules. 27

Section 9.05    Counterparts. 27

Section 9.06    Governing Law. 27

Section 9.07    Waivers. 27

Section 9.08    Pronouns. 27

Section 9.09    Joint Drafting. 27

Section 9.10    Time Periods. 27

Section 9.11    Modification. 27

Section 9.12    Severability. 27

Section 9.13    Survival of Representations and Warranties and Covenants. 28

Section 9.14    Entire Agreement. 28

SCHEDULES:

SCHEDULE 1.05            Directors and Officers of Surviving Corporation

SCHEDULE 3.03(I)       PURO Capitalization

SCHEDULE 4.03            BITFRONTIER Capitalization

SCHEDULE 4.06            BITFRONTIER Related Party Contracts

SCHEDULE 4.11            BITFRONTIER Compensation; Loans and Distributions

SCHEDULE 4.16            BITFRONTIER Employee Benefits

SCHEDULE 4.18            BITFRONTIER Intellectual Property

SCHEDULE 4.22            BITFRONTIER Material Contracts

SCHEDULE 6.11            Voting Agreements

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is entered into as of this 5th day of January 2018 between BITFRONTIER CAPITAL HOLDINGS, INC. a Wyoming corporation (hereinafter "PURO"), BITFRONTIER MERGER, INC., a Wyoming corporation (hereinafter "NEWCO") and BITFRONTIER TECHNOLOGIES, INC., a Wyoming corporation (hereinafter “BITFRONTIER”).

                                                                    RECITALS

A.WHEREAS, BITFRONTIER is authorized to issue 10,000 shares of its common stock, par value $0.0001 per share (“BitFrontier Common Stock”), of which 10,000 shares are issued and outstanding.

B.WHEREAS, PURO is authorized to issue 17,500,000,000 shares of its common stock, par value $0.00001 per share (“Puro Common Stock”), of which 12,400,263,104 shares are issued and outstanding. PURO is also authorized to issue 50,000,000 shares of preferred stock, par value $0.0001 of which 5 shares have been designated Series A Preferred Stock (“PURO Preferred A Stock”), 30,000,000 shares have been designated Series B Preferred Stock (“PURO Preferred B Stock”), 10,000,000 shares have been designated Series C Convertible Preferred Stock (“PURO Preferred C Stock”) and 51 shares have been designated Series D Super Voting Preferred Stock (“PURO Preferred D Stock”), the remaining 9,999,944 shares are blank check preferred stock. There are currently 2 shares of PURO Preferred A Stock issued and outstanding, 14,000,000 shares of PURO Preferred B Stock are issued and outstanding, 0 shares of PURO Preferred C Convertible Stock are issued and outstanding and 51 shares of PURO Preferred D Stock are issued and outstanding.

C.WHEREAS, NEWCO is a wholly owned subsidiary of PURO and is authorized to issue 1,000 shares of common stock, par value $0.001 (referred to as the “NEWCO Shares”), all of which are issued and outstanding and owned by PURO.

D.WHEREAS, the respective Boards of Directors of PURO, NEWCO and BITFRONTIER (the "Constituent Companies") deem it advisable and in the best interests of each of the Constituent Companies, and their respective stockholders, to effect a merger transaction in which NEWCO will merge with and into BITFRONTIER, with BITFRONTIER remaining as the surviving corporation and a wholly-owned subsidiary of PURO (the "Merger").  In exchange for shares of BITFRONTIER Common Stock, holders of Pre-Merger BITFRONTIER Stock will be entitled to receive such number of shares of PURO Preferred C Stock as they had previously held of BitFrontier Common stock on a 1-for-250 basis. Upon completion of the Merger, PURO will cease all of its current remaining operations and will adopt and continue implementing the Business Executive Summary Plan of BITFRONTIER.

E.WHEREAS, the Merger, for Federal income tax purposes, shall be intended to be a tax-free reorganization as described in the Internal Revenue Code of 1986, as amended (the "Code").

F.NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Constituent Companies hereby make, adopt and approve this Agreement and prescribe the terms and conditions of the Merger of NEWCO with and into BITFRONTIER and the mode of carrying the Merger into effect as follows:

ARTICLE I.   THE MERGER

Section 1.01       The Merger

Subject to the terms and conditions of this Agreement, and in accordance with the Wyoming Business Corporation Statutes, NEWCO will be merged with and into BITFRONTIER.  BITFRONTIER shall be the Surviving Company (hereinafter referred to as BITFRONTIER or the "Surviving Company").  The separate existence and corporate

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

organization of NEWCO, except insofar as it may be continued by statute, shall cease and BITFRONTIER shall become a wholly owned subsidiary of PURO.

Section 1.02       Closing Date

Subject to the provisions of Articles VI, VII, VIII, IX and XI, the closing of the Merger (the "Closing") shall take place no later than the second business day after the date on which each of the conditions set forth in Articles VI, VII and VIII (other than those conditions that by their nature are to be satisfied at the Closing but subject to such conditions) have been satisfied or waived, in writing, by the party or parties entitled to the benefit of such conditions; or at such other place, at such other time, or on such other date as PURO, NEWCO and BITFRONTIER may, in writing, mutually agree.  The date on which the Closing actually occurs is herein referred to as the "Closing Date."

Section 1.03       Effective Date

Subject to the terms and conditions of this Agreement, the Merger shall become effective upon the filing of a Certificate of Merger with the Wyoming Secretary of State (the "Effective Date").

Section 1.04       Articles of Incorporation and Bylaws of Surviving Corporation

The Articles of Incorporation of BITFRONTIER, as in effect immediately prior to the Effective Date, shall constitute and shall continue in full force and effect as the Articles of Incorporation of the Surviving Company unless and until amended in accordance with the Wyoming Business Corporation Statutes, The Bylaws of BITFRONTIER, as in effect immediately prior to the Effective Date, shall constitute and shall continue to be the Bylaws of the Surviving Company unless and until altered, amended or repealed in the manner provided by the Wyoming Business Corporation Statutes, the Articles of Incorporation or said Bylaws.

Section 1.05       Directors and Officers of Surviving Corporation

The executive officers and directors of the Surviving Corporation shall be as set forth on Schedule 1.05 and will hold office from and after the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law or until their earlier resignation or removal.

Section 1.06       Rights and Liabilities of Surviving Corporation in Merger

On and after the Effective Date, BITFRONTIER as the Surviving Corporation of the Merger, shall succeed to and possess, without further act or deed, all of the rights, and all of the property, real, personal, and mixed, of NEWCO; and all debts, liabilities and duties of NEWCO shall thenceforth attach to BITFRONTIER and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

Section 1.07       Further Assurances

If, at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

ARTICLE II.   CONVERSION OF SECURITIES

Section 2.01       Treatment of the Pre-Merger BITFRONTIER Shares

On the Effective Date, the Pre-Merger BITFRONTIER Shares shall be converted into and exchangeable for that number of shares of PURO Preferred C Stock, on a 1-for-250 basis of BITFRONTIER Common Stock for PURO Preferred C Stock on the Effective Date.  Each share of PURO Preferred C Stock shall be fully paid and non-assessable and contain a legend restricting the transfer thereof in accordance with applicable securities laws.  All Pre-Merger BITFRONTIER Shares shall then be canceled and retired, and each certificate representing Pre-Merger BITFRONTIER Shares shall thereafter (i) represent only the right to receive PURO Preferred C Stock issuable in exchange for such Pre-Merger BITFRONTIER Shares upon the surrender of such certificates; and (ii) entitle the holder thereof to vote with respect to, and receive dividends, if any, on such number of shares of PURO Preferred C Stock which such holder is entitled to receive in exchange for such certificates, provided that dividends, if any, shall be paid to such holder, without interest, only upon surrender of certificates.

Section 2.02       Treatment of NEWCO Shares

Each issued and outstanding share of common stock of NEWCO held by PURO immediately prior to the Effective Date will be converted into and become one validly issued, fully paid and non-assessable share of common stock of BITFRONTIER.

Section 2.03       Ownership/Voting Rights of Pre-Merger BITFRONTIER Shares

On and after the Effective Date and until surrendered for exchange, each outstanding certificate that immediately prior to the Effective Date represented Pre-Merger BITFRONTIER Shares (except Dissenting Shares) shall be deemed for all purposes, to evidence ownership of and represent the number of whole PURO Preferred C Stock into which such Pre-Merger BITFRONTIER Shares are convertible pursuant to Section 2.01 above.  The record holder of each such outstanding certificate representing Pre-Merger BITFRONTIER Shares shall, after the Effective Date, be entitled to vote the PURO Common Stock into which such Pre-Merger BITFRONTIER Shares shall have been converted or are convertible on any matters on which the holders of record of the PURO Common Stock, as of any date subsequent to the Effective Date, shall be entitled to vote.  In any matters related to such certificates of Pre-Merger BITFRONTIER Shares, PURO may conclusively rely upon the record of stockholders maintained by PURO containing the names and addresses of the holders of record of Pre-Merger BITFRONTIER Shares on the Effective Date.

Section 2.04       Exchange Procedures

I.PURO shall authorize its transfer agent, or other such transfer agent as agreed to by the Parties, to act as exchange agent hereunder (the "Exchange Agent") for the purposes of exchanging certificates representing Pre-Merger BITFRONTIER Shares for shares of PURO Preferred C Stock.

II.Promptly after the Effective Date, the Exchange Agent shall mail or cause to be mailed to each record holder of Pre-Merger BITFRONTIER Shares, as of the Effective Date, a letter of transmittal and instructions for use in effecting the surrender of the certificates representing said Pre-Merger BITFRONTIER Shares (the "Certificates") for exchange therefor.

III.Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor that number of PURO Preferred C Stock which such holder has the right to receive under Section 2.01 and such Certificate shall forthwith be canceled.  If any such shares are to be issued to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange to a person other than the registered holder of the Certificate surrendered or such person shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

IV.Any portion of the PURO Preferred C Stock made available to the Exchange Agent pursuant to this Section 2.04 that remains unclaimed by the holders of Pre-Merger BITFRONTIER Shares 12 months after the date on which Certificates representing such Pre-Merger BITFRONTIER Shares were deposited with the Exchange Agent shall be returned to PURO, upon demand, and any such holder who has not exchanged his, her or its Pre-Merger BITFRONTIER Shares in accordance with this Section 2.04 prior to that time shall thereafter look only to PURO for his, her or its claim for PURO Preferred C Stock. Neither PURO nor NEWCO shall be liable to any holder of Pre-Merger BITFRONTIER Shares with respect to any PURO Preferred C Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

V.If any Certificate representing Pre-Merger BITFRONTIER Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by PURO, the posting by such person of a bond in such reasonable amount as PURO may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the consideration payable under Section 2.01 taking account for any stock dividend, stock split or other such action relating to the PURO Common Shares.

ARTICLE III.   REPRESENTATIONS AND WARRANTIES OF PURO AND NEWCO

PURO and NEWCO jointly and severally represent, warrant and covenant as follows, except to the extent set forth on the corresponding sections of the Schedule of exceptions attached hereto and made a part hereof:

Section 3.01       Organization

PURO is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming and NEWCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming.  PURO owns directly all of the outstanding capital stock of NEWCO.  Each of PURO and NEWCO has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  Each of PURO and NEWCO is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualifications or licenses necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a material adverse effect on the business, operations, assets, prospects, financial condition or results of operations of PURO and would not delay or prevent the consummation of the transactions contemplated hereby (a "PURO Material Adverse Effect").  PURO previously has delivered or provided access to BITFRONTIER accurate and complete copies of its Articles of Incorporation and Bylaws, and NEWCO's Articles of Incorporation and Bylaws, each as currently in effect.  Neither of PURO nor NEWCO is in violation of any terms of its Articles of Incorporation or Bylaws.

Section 3.02       Subsidiaries

PURO has, and on the Effective Date will have, one wholly owned subsidiary, BitFrontier Capital Investments, Inc.

Section 3.03      Capitalization

I.PURO is authorized to issue 17,500,000,000 shares of common stock par value $0.00001 per share of which there are 12,400,263,104 common shares issued and outstanding; and 50,000,000 shares of preferred stock, par value $0.0001 per share, of which 5 shares have been designated Series A Preferred Stock, 30,000,000 shares have been designated Series B Preferred Stock, 10,000,000 shares have been designated Series C Convertible Preferred Stock and 51 shares have been designated Series D Super Voting Preferred Stock, the remaining 9,999,944 shares are blank check Preferred Stock. There are currently 2 shares of PURO Preferred A Stock issued and outstanding, 14,000,000 shares of PURO Preferred B Stock are issued and outstanding, 0 shares of PURO Preferred C Stock are issued and outstanding and 51 shares of PURO Preferred D Stock are issued and outstanding. On the Effective Date, there will be issued and outstanding no more than 12,400,263,104 shares of PURO Common Stock, all of which will be validly issued, fully

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

paid and nonassessable.  Except as set forth on Schedule 3.03(I) and as contemplated by this Agreement, on the Effective Date there will be no issued or outstanding securities and no issued or outstanding options, warrants or other rights, or commitments or agreements of any kind, contingent or otherwise, to purchase or otherwise acquire PURO Shares or any issued or outstanding securities of any nature convertible into PURO Shares.  There is no proxy or any other agreement, arrangement or understanding of any kind authorized, effective or outstanding, which restricts, limits or otherwise affects the right to vote any PURO Shares.

II.The authorized capital stock of NEWCO consists of 1,000 shares of common stock, $0.001 par value, of which one thousand (1,000) are issued and outstanding and are validly issued, fully paid and nonassessable.  All such shares are issued to PURO.  As of the date hereof, there are no outstanding NEWCO stock options or warrants or any other rights entitling any person to purchase capital stock of NEWCO.

Section 3.04       Authority

Each of PURO and NEWCO has full corporate power and authority to execute and deliver this Agreement and, subject to the requisite approval of the stockholders of PURO, to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Boards of Directors of PURO and NEWCO and by PURO as the sole stockholder of NEWCO, and no other corporate proceedings on the part of PURO or NEWCO are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  PURO's Board of Directors has determined that the transactions contemplated by this Agreement, including the Merger, are in the best interests of PURO and its stockholders and, except as required in exercise of their fiduciary duty, have determined to recommend to such stockholders that they vote in favor of this Agreement and the consummation of the transactions contemplated hereby, including the Merger.  This Agreement has been duly and validly executed and delivered by each of PURO and NEWCO and, assuming this Agreement constitutes a legal, valid and binding agreement of BITFRONTIER and the BITFRONTIER stockholders, constitutes a legal, valid and binding agreement of PURO and NEWCO, as the case may be, enforceable against each of them in accordance with its terms, except as the enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance.

Section 3.05       No Violations: Consents and Approvals

I.PURO Stockholders.  The agreement of the holders of a majority of the outstanding PURO voting stock is required to (i) to approve the Merger, (ii) if necessary, approve the sale or disposition of any PURO Pre-Merger Assets and (iii) approve the adoption of a Stock Option Plan.  No other vote of the stockholders of BITFRONTIER is required by Law, the Certificate of Incorporation or Bylaws of BITFRONTIER or otherwise in order for BITFRONTIER to consummate the Merger and the transactions contemplated hereby.

II.Contracts and Material Agreements.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by PURO and NEWCO with any of the provisions hereof conflicts with, violates or results in any breach of (i) any contract, agreement, instrument or understanding to which PURO or NEWCO is a party or by which PURO, NEWCO or any of their respective assets or properties is bound; or (ii) subject to the requisite approval of PURO's stockholders, any law, judgment, decree, order, statute, rule or regulation of any jurisdiction or governmental authority (a "Law") applicable to PURO or NEWCO or any of their respective assets or properties, excluding from the foregoing clauses conflicts, violations or breaches which, either individually or in the aggregate, would not have an PURO Material Adverse Effect or materially impair PURO's or NEWCO's ability to consummate the transactions contemplated hereby or for which PURO or NEWCO has received or, prior to the Merger, shall have received appropriate consents or waivers.

III.Governmental Entities.  No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required by PURO or NEWCO in connection with the execution and delivery of the Agreement or the consummation by PURO or NEWCO of the transactions contemplated hereby, except (i) in connection, or in compliance, with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

Act"); (ii) the filing of the Certificate of Merger with the Secretary of State of Wyoming; and (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, have an PURO Material Adverse Effect, or materially impair the ability of PURO or NEWCO to perform its obligations hereunder.

Section 3.06       Related Party Transactions

As of Closing there are no loans, leases, commitments, arrangements of any kind or nature outstanding between PURO and any officer or director of PURO, or any Person related to or affiliated with any officer or director of PURO.

Section 3.07       OTC Reports; Financial Statements

PURO has filed all reports required to be filed by it through OTC Markets under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since December 31, 2015 (together "OTC Reports").  As of their respective dates, the OTC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the OTC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of PURO included in the OTC Reports ("PURO Financial Statements") complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements were prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of PURO as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 3.08       Title to Assets

PURO, has, and on the Effective Date will have no assets, or anything similar prior to or on the Effective Date. PURO has been a non-operating holding Company since 2010.

Section 3.09       Accounts Receivable

PURO, has, and on the Effective Date will have no accounts receivable, or anything similar prior to or on the Effective Date. PURO has been a non-operating holding Company since 2010.

Section 3.10       Liabilities; Claims

There are no liabilities (including, but not limited to, tax liabilities) or claims against PURO (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not appearing on the PURO Financial Statements.

Section 3.11       Absence of Certain Changes

Since 2010, PURO has been a non-operating holding Company, consistent with past practice, and there has not been any adverse change, or any event, fact or circumstance which might reasonably be expected to result in an adverse change, in either event that would have a PURO Material Adverse Effect.  Without limiting the generality of the foregoing, except as set forth in the PURO OTC Documents, since 2015, there has not been with respect to PURO or NEWCO any:

I.sale or disposition of any material asset other than inventory in the ordinary course;

II.payment of any dividend, distribution or other payment to any stockholder of PURO or to any relative of any such stockholder other than payments of salary and expense reimbursements made in the ordinary

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

course of business, consistent with past practice, for employment services actually rendered or expenses actually incurred;

III.incurrence or commitment to incur any liability individually or in the aggregate material to PURO, except such liabilities under PURO's existing credit facilities and liabilities incurred in connection with the Merger;

IV.waiver, release, cancellation or compromise of any indebtedness owed to PURO or claims or rights against others, exceeding $25,000 in the aggregate;

V.any change in any accounting method, principle or practice except as required or permitted by generally accepted accounting principles; or

VI.unusual or novel method of transacting business engaged in by PURO or any change in PURO's accounting procedures or practices or its financial or equity structure.

Section 3.12       Finder's Fees

Neither PURO nor NEWCO nor any of PURO's affiliates or their respective officers, directors or agents has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement.

Section 3.13       Compliance with Laws

Neither PURO nor NEWCO is conducting or has conducted its business in violation of any Law, including without limitation, any law pertaining to environmental protection, occupational health or safety, or employment practices, except any law the violation of which would not have a PURO Material Adverse Effect.

Section 3.14       Legal Proceedings

Except as set forth in the PURO OTC Documents, there is no claim, litigation, investigation or proceeding by any person or governmental authority pending or, to PURO's knowledge threatened, against PURO or NEWCO which would have a PURO Material Adverse Effect.  There are no pending or, to PURO's knowledge, threatened controversies or disputes with, or grievances or claims by, any employees or former employees of PURO or NEWCO or any of their respective predecessors of any nature whatsoever, including, without limitation, any controversies, disputes, grievances or claims with respect to their employment, compensation, benefits or working conditions, except for such litigation which would not have a PURO Material Adverse Effect.

Section 3.15       Employee Benefits

PURO has not authorized any employee welfare plans or any equity compensation plans, nor has its Board of Directors authorized the reservation or issuance of any securities under any equity compensation plan.

Section 3.16       Taxes

All federal, state, county and local income, excise, property or other tax returns required to be filed by PURO have been timely filed and all required taxes, fees and assessments have been paid or an adequate reserve therefor has been provided for in the PURO Financial Statements.  The federal income tax returns and state and foreign income tax returns of PURO have not been audited by the IRS or any other taxing authority within the past five years.  Neither the IRS nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to PURO or any of its operations or businesses.  There is no pending, or to the knowledge of PURO threatened, tax claims or assessments, and there are no pending, or to the knowledge of PURO threatened, tax examinations by any taxing authorities.  PURO has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns of PURO for any year.

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

Section 3.17       Intellectual Property

PURO has no patents, patent applications, trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefor.  PURO has no knowledge of any infringements by PURO of any third party's intellectual property.

Section 3.18       Absence of Certain Business Practice

Neither PURO nor any directors, officers, agents or employees of PURO (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

Section 3.19       Issuances of Securities

Except as set forth in the OTC Reports, PURO has not issued or committed itself to issue, and prior to the Effective Date will not issue or commit itself to issue, any PURO Shares or any options, rights, warrants or other securities convertible into PURO Shares, except as contemplated by this Agreement.

Section 3.20      Adverse Officer and Director Information

During the past 5-year period neither PURO, nor, to its knowledge, any of its executive officers, members of executive management or directors, nor any Person intended upon consummation of the Merger to be nominated by PURO to become an executive officer, member of executive management or director of the Surviving Company or any successor entity or subsidiary, has been the subject of:

I.a petition under the federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of PURO or such Person, or any partnership in which PURO or any such Person was a general partner at or within two years before the time of such filing, or any corporation or business association of which PURO or any such Person was an executive officer at or within two years before the time of such filing;

II.a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

III.any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining PURO or any such Person from, or otherwise limiting (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other Person regulated by the United States Commodity Futures Trading Commission or the SEC or an associated Person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated Person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal, state or other securities laws or commodities laws;

IV.any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of PURO or any such Person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

V.a finding by a court of competent jurisdiction in a civil action or by the SEC to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

VI.a finding by a court of competent jurisdiction in a civil action or by the United States Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

Section 3.21      Full Disclosure

To the knowledge of PURO, none of the information supplied or to be supplied by or about PURO to BITFRONTIER concerning the Merger contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

ARTICLE IV.   REPRESENTATIONS AND WARRANTIES OF BITFRONTIER

BITFRONTIER represents, warrants and covenants as follows, except to the extent set forth on the corresponding sections of the Schedule of exceptions attached hereto and made a part hereof:

Section 4.01      Organization

I.BITFRONTIER is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  BITFRONTIER is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualifications or licenses necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a material adverse effect on the business, operations, assets, prospects, financial condition or results of operations of BITFRONTIER and would not delay or prevent the consummation of the transactions contemplated hereby (a " BITFRONTIER Material Adverse Effect").

II.BITFRONTIER previously has delivered or provided access to PURO accurate and complete copies of BITFRONTIER's Certificate of Incorporation and Bylaws, each as currently in effect.  The corporate minute books of BITFRONTIER are complete and correct and the minutes and consents contained therein accurately reflect actions taken at a duly called and held meeting or by sufficient consent without a meeting.  All actions by BITFRONTIER, which required director or stockholder approval, are reflected on the corporate minute books of BITFRONTIER.  BITFRONTIER is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter documents) or Bylaws.

Section 4.02       Subsidiaries

BITFRONTIER does not have, and on the Effective Date will not have, any subsidiaries, nor does it own any direct or indirect interest in any other business entity.

Section 4.03       Capitalization

BITFRONTIER is authorized to issue 10,000 shares of BITFRONTIER Common Stock, par value $0.0001 per share, of which 10,000 shares are issued and outstanding. Except as set forth on Schedule 4.03, at the Effective Date, there will not be any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating BITFRONTIER to issue, transfer or sell any shares of capital stock of BITFRONTIER or any other securities convertible into or evidencing the right to subscribe for any such shares.  BITFRONTIER is not subject to any obligation to repurchase or otherwise acquire any shares of its capital stock or other similar interest.  All issued and outstanding BITFRONTIER Shares are, and all BITFRONTIER Shares issued and outstanding at the Effective Date shall be, duly authorized and validly issued, fully paid and non-assessable and subject to the terms of this Agreement free from all liens, charges, claims, preemptive or similar rights and encumbrances.  All issued and outstanding shares of BITFRONTIER have not been issued in violation of any applicable federal or state securities or blue-sky laws.  No Person has any right of first refusal, right of participation, or any similar right with respect to disposition of the Pre-Merger BITFRONTIER Shares.

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

Section 4.04       Authority

BITFRONTIER has full corporate power and authority to execute and deliver this Agreement and, subject to the requisite approval of the Merger and the adoption of this Agreement by BITFRONTIER 's stockholders, to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by BITFRONTIER's Board of Directors and the Stockholders and, except for the requisite approval of the Merger and the adoption of this Agreement by BITFRONTIER's stockholders, no other corporate proceedings on the part of BITFRONTIER are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  BITFRONTIER's Board of Directors has determined that the transactions contemplated by this Agreement, including the Merger, are in the best interests of BITFRONTIER and its stockholders and have determined to recommend to such stockholders that they vote in favor of this Agreement and the consummation of the transactions contemplated hereby, including the Merger.  This Agreement has been duly and validly executed and delivered by BITFRONTIER and, assuming this Agreement constitutes a legal, valid and binding agreement of PURO, constitutes a legal, valid and binding agreement of BITFRONTIER, enforceable against it in accordance with its terms, except as the enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance.

Section 4.05       No Violations; Consents and Approvals

I.BITFRONTIER Stockholders.  The agreement of the holders of a majority of the outstanding BITFRONTIER voting stock is required to approve the Merger.  No other vote of the stockholders of BITFRONTIER is required by Law, the Certificate of Incorporation or Bylaws of BITFRONTIER or otherwise in order for BITFRONTIER to consummate the Merger and the transactions contemplated hereby.

II.Contracts and Material Agreements.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by BITFRONTIER with any of the provisions hereof conflicts with, violates or results in any breach of (i) any contract, agreement, instrument or understanding to which BITFRONTIER is a party, or by which BITFRONTIER or any of its assets or properties is bound; or (ii) subject to the requisite approval of BITFRONTIER's stockholders, any Law applicable to BITFRONTIER or any of its respective assets or properties, excluding from the foregoing clauses conflicts, violations or breaches which, either individually or in the aggregate, would not have a BITFRONTIER Material Adverse Effect or materially impair BITFRONTIER 's ability to consummate the transactions contemplated hereby.

III.Governmental Entities.  No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required by BITFRONTIER in connection with the execution and delivery of the Agreement or the consummation by BITFRONTIER of the transactions contemplated hereby, except (i) the filing of the appropriate merger documents with the Secretary of State of Wyoming; and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, have a BITFRONTIER Material Adverse Effect, or materially impair the ability of BITFRONTIER to perform its obligations hereunder.

IV.BITFRONTIER will take all corporate and other action and use its best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained in order to effectuate the consummation of the transactions contemplated by this Agreement.

Section 4.06       Related Party Contracts

Except as set forth on Schedule 4.06, there are, and on the Effective Date there will be, no loans, leases, agreements, arrangements understandings or BITFRONTIER Contracts outstanding between BITFRONTIER and any of its officers, directors or affiliates or any Person related to or affiliated with any such officers or directors.

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

Section 4.07      Financial Statements

BITFRONTIER furnished PURO with a true and complete copy of (i) the balance sheets of BITFRONTIER as of December 31, 2017, and the related statements of income and statements of cash flow of BITFRONTIER for the fiscal years ended December 31, 2017. The BITFRONTIER Financial Statements fairly present in all material respects the financial position, results of operations and other information purported to be shown thereon of BITFRONTIER, at the dates and for the respective periods to which they apply.  All such BITFRONTIER Financial Statements; (i) were prepared in conformity with United States generally accepted accounting principles consistently applied throughout the periods involved ("GAAP"); and (ii) have been adjusted for all normal and recurring accruals.

Section 4.08       Title to Assets

BITFRONTIER, has, and on the Effective Date will have, good and marketable title to all of its furniture, fixtures, equipment, inventory and other assets owned by BITFRONTIER, and such assets are owned free and clear of all security interests, pledges, liens, restrictions and encumbrances of every kind and nature.

Section 4.09      Accounts Receivable

BITFRONTIER currently has no accounts receivable.

Section 4.10       Liabilities; Claims

Except as set forth on Schedule 4.11, there are, and on the Effective Date will be, no liabilities (including, but not limited to, tax liabilities) or claims against BITFRONTIER (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not appearing on the Financial Statements, other than (i) liabilities incurred in the ordinary course of business since Inception; (ii) taxes accrued on earnings since Inception which are not yet due or payable; or (iii) other liabilities which do not exceed $25,000 in the aggregate.

Section 4.11       Compensation; Loans and Distributions

Except as set forth on Schedule 4.11, since Inception, there have been, and through the Effective Date there will be (i) no bonuses or extraordinary compensation to any of the officers, members of executive management or directors of BITFRONTIER; (ii) no loans made to or any other transactions with any of the officers, members of executive management or directors of BITFRONTIER or their families or affiliates; and (iii) no dividends or other distributions declared or paid by BITFRONTIER to any officer, member of executive management, director or their families or affiliates.

Section 4.12       Absence of Certain Changes

Since Inception, BITFRONTIER has been operated only in the ordinary course, consistent with past practice, and there has not been any adverse change, or any event, fact or circumstance which might reasonably be expected to result in an adverse change, in either event that would have an BITFRONTIER Material Adverse Effect.  Without limiting the generality of the foregoing, since Inception, there has not been with respect to BITFRONTIER any:

I.sale or disposition of any material asset other than inventory in the ordinary course;

II.other than in the ordinary course of business consistent with past practice, any purchase, sale, assignment or transfer of any material assets, mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for taxes not yet delinquent and such other liens which do not, individually or in the aggregate, have a BITFRONTIER Material Adverse Effect;

III.any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice;

IV.any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of BITFRONTIER;

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

V.there has been no sale, assignment, transfer, mortgage, pledge, encumbrance or lease of any asset or property of BITFRONTIER that was not in the ordinary course of business consistent with past practice;

VI.payment of any dividend, distribution or other payment to any stockholder of BITFRONTIER or to any relative of any such stockholder other than payments of salary and expense reimbursements made in the ordinary course of business, consistent with past practice, for employment services actually rendered or expenses actually incurred;

VII.incurrence or commitment to incur any liability individually or in the aggregate material to BITFRONTIER, except such liabilities under BITFRONTIER 's existing credit facilities and liabilities incurred in connection with the Merger;

VIII.waiver, release, cancellation or compromise of any indebtedness owed to BITFRONTIER or claims or rights against others, exceeding $25,000 in the aggregate;

IX.any change in any accounting method, principle or practice except as required or permitted by generally accepted accounting principles;

X.unusual or novel method of transacting business engaged in by BITFRONTIER or any change in BITFRONTIER 's accounting procedures or practices or its financial or equity structure;

XI.any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practice;

XII.BITFRONTIER has not ceased to transact business with any customer, or received notice that any customer intends to cease transacting business with BITFRONTIER, that, as of the date of such cessation or notice, represented more than 5% of the annual gross revenues of BITFRONTIER for the fiscal year ended December 31, 2017;

XIII.any issuance or sale of any stock, notes, bonds or other securities or pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto;

XIV.there has been no termination or resignation of any key employee or officer of BITFRONTIER, and to the knowledge of BITFRONTIER, no such termination or resignation is threatened;

XV.except as enumerated in Schedule 4.11, there has been no loan by BITFRONTIER, or guaranty by BITFRONTIER of any loan, to any employee, officer, director, stockholder or affiliate of BITFRONTIER.

Section 4.13      Finder's Fees

Neither BITFRONTIER nor any of BITFRONTIER 's affiliates or their respective officers, directors or agents has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement.

Section 4.14       Compliance with Laws

BITFRONTIER is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any governmental entity necessary for BITFRONTIER to own, lease and operate its properties or otherwise to carry on its business as it is now being conducted (collectively the " BITFRONTIER Permits"), except where the failure to be in possession of any such BITFRONTIER Permit would not have a BITFRONTIER Material Adverse Effect. As of the date of this Agreement, none of the BITFRONTIER Permits have been suspended or canceled nor is any such suspension or cancellation pending or, to the knowledge of BITFRONTIER, threatened, nor has BITFRONTIER received from any governmental entity any written notification with respect to possible conflicts, defaults or violations of laws in respect of such BITFRONTIER Permits, except in each case, where it would not have a BITFRONTIER Material Adverse Effect.  BITFRONTIER is in conflict with, or in default or violation of (i) any law applicable to BITFRONTIER or by which any property or asset of BITFRONTIER is bound or affected except where any such conflict, default or violation would not have a BITFRONTIER Material Adverse Effect; or (ii) any BITFRONTIER Permits except where any such conflict, default or violation would not have an BITFRONTIER Material Adverse Effect.

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

Section 4.15       Legal Proceedings

There are, and on the Effective Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending, or to BITFRONTIER 's knowledge, threatened, directly or indirectly involving BITFRONTIER or its officer, directors, employees or affiliates, individually or in the aggregate, in which an unfavorable determination could result in suspension or termination of BITFRONTIER 's business or authority to conduct such business in any jurisdiction or could result in the payment by BITFRONTIER of more than $25,000, or challenging the validity or propriety of the transactions contemplated by this Agreement.  BITFRONTIER is not a Party to any order, judgment or decree, which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of BITFRONTIER.

Section 4.16      Employee Benefits

I.All employee welfare benefit plans as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"), employee pension benefit plans as defined in Section 3(2) of ERISA, and all other employee benefit programs or arrangements of any type, written or unwritten (collectively, the "Plans") maintained by BITFRONTIER or to which BITFRONTIER contributes are listed on Schedule 4.16.  In addition, Schedule 4.16 separately sets forth any Plans, which BITFRONTIER, or any affiliate or predecessor of BITFRONTIER, maintained or contributed to within the six years preceding the date hereof.

II.The Plans comply, in all material respects, with all applicable provisions of all Laws, including, without limitation, the Code and ERISA, and have so complied during all prior periods during which any such provisions were applicable.  Without limiting the foregoing, all of the Plans, and any related trust, intended to meet the requirements for tax-favored treatment under the Code (including, without limitation, Sections 401 and 501 and Subchapter B of the Chapter 1 of the Code) meets and for all prior periods has met, such requirements in all material respects.

III.BITFRONTIER and, to its knowledge, any other Party involved in the administration of any of the Plans (i) has complied in all material respects with the provisions of ERISA, the Code or other Laws, applicable to such Party, whether as an employer, plan sponsor, plan administrator, or fiduciary of any of the Plans or otherwise, (including without limitation the provisions of ERISA and the Code concerning prohibited transactions), and (ii) has administered the Plans in accordance with their respective terms.  BITFRONTIER has made all contributions required of it by any Law (including, without limitation, ERISA) or contract under any of the Plans and no unfunded liability exists with respect to any of the Plans.

IV.BITFRONTIER has no responsibility or liability, contingent or otherwise, with respect to any Plans or any employee benefits other than under the Plans listed on Schedule 4.16.  BITFRONTIER has the right to amend or terminate, without the consent of any other person, any of the Plans, except as prohibited by law and any applicable collective bargaining agreement.  Neither BITFRONTIER, nor any affiliate or predecessor of BITFRONTIER, maintains or has ever maintained or been obligated to contribute to (i) any defined benefit pension plan (as such term is defined in Section 3(35) of ERISA); (ii) any multiemployer plan (as such term is defined in Section 3(37) of ERISA); (iii) any severance plan or policy; or (iv) any arrangement providing medical or other welfare benefits to retirees or other former employees or their beneficiaries, except as required under part 6 of Subtitle B of Title I of ERISA or Section 4980B(f) of the Code (hereinafter collectively referred to as "COBRA").

V.There are no actions, suits or claims pending (other than routine claims for benefits) or, to BITFRONTIER's knowledge, any actions, suits, or claims (other than routine claims for benefits) which could reasonably be expected to be asserted, against any of the Plans, or the assets thereof, or against BITFRONTIER or any other Party with respect to any of the Plans.

Section 4.17       Taxes

All federal, state, county and local income, excise, property and other tax returns required to be filed by BITFRONTIER are true and correct in all material respects and have been timely filed, and all required taxes, fees or assessments have been paid or an adequate reserve therefor has been established in the BITFRONTIER Financial Statements.  The federal income tax returns and state and foreign income tax returns of BITFRONTIER have not been audited by the Internal Revenue Service ("IRS") or any other taxing authority within the past five years.  Neither the IRS nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

with respect to BITFRONTIER or any of its operations or businesses.  There are no pending, or to the knowledge of BITFRONTIER, threatened, tax claims or assessments, and there are no pending, or to the knowledge of BITFRONTIER, threatened, tax examinations by any taxing authorities.  BITFRONTIER has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns of BITFRONTIER for any year.

Section 4.18       Intellectual Property

I.Set forth on Schedule 4.18 is a true and complete list of all material proprietary technology, patents, trademarks, trade names, service marks and registered copyrights (and all pending applications or current registrations for any of the foregoing), and all licenses granted to BITFRONTIER by third Parties of patent rights, trademark rights, trade name rights and service mark rights, used by BITFRONTIER in the conduct of its business, together with trade secrets and know how used in the conduct of its business ("BITFRONTIER Intellectual Property Rights").  BITFRONTIER owns, or has validly licensed or otherwise has the right to use or exploit, as currently used or exploited, and as contemplated to be used and exploited in the future, all of the BITFRONTIER Intellectual Property Rights, free of any lien or any obligation to make any payment (whether of a royalty, license fee, compensation or otherwise).

II.No claims are pending or threatened against BITFRONTIER that BITFRONTIER is infringing or otherwise violating the rights of any Person with regard to any BITFRONTIER Intellectual Property Right or that any BITFRONTIER Intellectual Property Right is invalid or unenforceable.  No Person is infringing the rights of BITFRONTIER with respect to any BITFRONTIER Intellectual Property Rights nor, to the knowledge of BITFRONTIER, has any Person threatened to do so.

III.Neither BITFRONTIER, nor any of its employees, agents or independent contractors, in connection with the performance of such Person's services with BITFRONTIER, as the case may be, has used, appropriated or disclosed, directly or indirectly, any trade secret or other proprietary or confidential information of any other Person without the right to do so, or otherwise violated any confidential relationship with any other Person, other than such actions that were not, or would not reasonably be expected to be, materially adverse to the business of BITFRONTIER.

IV.All former and current consultants or contractors of BITFRONTIER have executed and delivered written instruments with BITFRONTIER, that assign to BITFRONTIER all rights to any inventions, improvements, discoveries or information developed by them for or on behalf of BITFRONTIER.  All employees of BITFRONTIER who participated in the creation or contributed to the development of the BITFRONTIER Intellectual Property Rights were employees of BITFRONTIER at the time of rendering such services, such services were within the scope of their employment and such employees have validly assigned all rights to the BITFRONTIER Intellectual Property Rights to BITFRONTIER.

V.BITFRONTIER has taken all such security measures as it has determined are commercially reasonable and appropriate, including entering into appropriate confidentiality and nondisclosure agreements with all of their employees, consultants and contractors, and any other Persons with access to the BITFRONTIER Intellectual Property Rights, trade secrets or know how of BITFRONTIER, to protect the secrecy, confidentiality and value of all such BITFRONTIER Intellectual Property Rights, trade secrets or know how and there has not been any breach by BITFRONTIER, nor, to the knowledge of BITFRONTIER, any other Party to any such related agreements, other than such that could not reasonably be expected to cause a material adverse effect to BITFRONTIER.

Section 4.19       Absence of Certain Business Practices

Neither BITFRONTIER, nor any directors, officers, agents or employees of BITFRONTIER (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

Section 4.20       Insurance

BITFRONTIER currently has no insurance policies. Once planned operations commence, BITFRONTIER will obtain all the necessary insurance policies, including D&O insurance, general liability insurance, and property/equipment insurance.

Section 4.21       Adverse Officer and Director Information

During the past 5-year period neither BITFRONTIER, nor, to its knowledge, any of its executive officers, members of executive management or directors, nor any Person intended upon consummation of the Merger to be nominated by BITFRONTIER to become an officer, member of executive management or director of the Surviving Company or any successor entity or subsidiary, has been the subject of:

I.a petition under the federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of BITFRONTIER or such Person, or any partnership in which BITFRONTIER or any such Person was a general partner at or within two years before the time of such filing, or any corporation or business association of which BITFRONTIER or any such Person was an executive officer at or within two years before the time of such filing;

II.a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

III.any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining BITFRONTIER or any such Person from, or otherwise limiting (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other Person regulated by the United States Commodity Futures Trading Commission or the SEC or an associated Person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated Person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal, state or other securities laws or commodities laws;

IV.any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of BITFRONTIER or any such Person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

V.a finding by a court of competent jurisdiction in a civil action or by the SEC to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

VI.a finding by a court of competent jurisdiction in a civil action or by the United States Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

Section 4.22       Material Contracts

Copies of all agreements, BITFRONTIER, letters of intent, arrangements, understandings and commitments, whether written or oral, to which BITFRONTIER is or on the Effective Date will be, a Party, or from which BITFRONTIER will receive substantial benefits and which are material to BITFRONTIER, have been delivered or made available to PURO or its counsel and are listed hereto on Schedule 4.22 ("BITFRONTIER Contracts").  Any BITFRONTIER Contracts entered into between the date hereof and the Effective Date will be delivered to PURO or its counsel prior to Closing.  The validity and enforceability of, and rights of BITFRONTIER contained in, each such BITFRONTIER Contract shall not be adversely affected by the Merger or the transactions contemplated hereby or any actions taken in furtherance hereof.  BITFRONTIER is not, and on the Effective Date will not be, in material default under any BITFRONTIER Contract.

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

Section 4.23       Full Disclosure

No provision of this Article IV or any Schedule or any document or agreement furnished by BITFRONTIER or the BITFRONTIER stockholders contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statement contained herein, in light of the circumstances under which such statements are made, not misleading.

ARTICLE V.   COVENANTS OF PURO AND BITFRONTIER

Section 5.01       Conduct of Business of PURO, NEWCO, and BITFRONTIER

Except as contemplated by this Agreement or as expressly agreed to in writing by the other party, during the period from the date of this Agreement to the Effective Date, each of PURO, NEWCO, and BITFRONTIER will conduct its operations substantially as presently operated and only in the ordinary course of business, in a normal manner consistent with past practices and will use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would adversely affect its ability to consummate the transactions contemplated by this Agreement.

Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, prior to the Effective Date, neither PURO, nor NEWCO, nor BITFRONTIER will not, without the prior written consent of the other parties:

I.amend its Certificate of Incorporation or Bylaws;

II.authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of its capital stock or any securities convertible into shares of its capital stock, other than pursuant to and in accordance with the terms of its stock option plans;

III.recapitalize, split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; or purchase, redeem or otherwise acquire any shares of its own capital stock;

IV.sell or otherwise dispose of, or encumber, or agree to sell or otherwise dispose of or encumber, any assets other than inventory in the ordinary course of business;

V.enter into any other agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business consistent with past practice;

VI.authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any (i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities, (iii) disposition of a material amount of assets or securities or (iv) material change in its capitalization, or enter into a material contract or any amendment or modification of any material contract or release or relinquish any material contract right;

VII.engage in any unusual or novel method of transacting business or change any accounting procedure or practice or its financial structure; or

VIII.authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the respective representations or warranties of PURO, NEWCO, or BITFRONTIER contained in this Agreement untrue or incorrect or prevent PURO, NEWCO, or BITFRONTIER from performing or cause PURO, NEWCO, or BITFRONTIER not to perform its covenants hereunder in any material respect or result in any of the conditions to the Merger set forth herein not being satisfied.

Section 5.02      No Solicitation

All parties to this Agreement agree that, prior to the Effective Date, except as provided below it shall not, and shall not authorize or permit any of its directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information), or take any other

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to any Transaction Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Transaction Proposal or agree to or endorse any Transaction Proposal or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to take any such action.  For purposes of this Agreement, "Transaction Proposal" shall mean any of the following (other than the transactions between BITFRONTIER, PURO and NEWCO contemplated by this Agreement) involving BITFRONTIER (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction;  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty percent (20%) or more of the assets of BITFRONTIER, in a single transaction or series of transactions; (iii) any offer for, or the acquisition (or right to acquire) of "beneficial ownership" by any person, "group" or entity (as such terms are defined under Section 13(d) of the Securities Exchange Act of 1934), of 20% or more of the outstanding shares of capital stock of BITFRONTIER or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement by BITFRONTIER of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

Section 5.03       Confidentiality

I.Access to Information.  From the date of this Agreement until the Effective Date, BITFRONTIER will provide PURO and PURO will provide BITFRONTIER, and their respective lenders and authorized representatives (including counsel, other consultants, accountants and auditors) full reasonable access during normal business hours to all facilities, personnel and operations and to all books and records of BITFRONTIER, PURO and NEWCO, will permit the other party to make such inspections as it may reasonably require and will cause its officers to furnish the other party with such financial and operating data and other information with respect to its business and properties as the other party may from time to time reasonably request.

II.Confidential Treatment of Information.  PURO and BITFRONTIER will hold and will cause their representatives to hold in confidence, all documents and information furnished in connection with this Agreement, other than documents or information which (i) are available to the public; (ii) are or become known by PURO or BITFRONTIER from a source other than BITFRONTIER or PURO, as the case may be, other than by a breach of a confidentiality obligation owed to BITFRONTIER or PURO, respectively; or (iii) are required by law to be disclosed.

Section 5.04      Officer and Board Resignations

On the Effective Date, all of the officers and directors of PURO, except for Spencer Payne, shall resign and the persons designated by BITFRONTIER shall be appointed as directors of PURO, to fill the vacancies created thereby.

Section 5.05       Tax Treatment

None of PURO, NEWCO or BITFRONTIER shall knowingly take any action that could reasonably be expected to disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

Section 5.06       Reasonable Efforts; Other Actions

BITFRONTIER, PURO and NEWCO each shall use all commercially reasonable efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable Law to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) the taking of any actions required to qualify the Merger treatment as a tax-free reorganization; and (ii) the obtaining of all necessary consents, approvals or waivers under their respective material contracts.

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

Section 5.07       Public Announcements

Before issuing any press release or otherwise making any public statement with respect to the Merger, PURO, NEWCO and BITFRONTIER will consult with each other as to its form and substance and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law (it being agreed that the parties hereto are entitled to disclose all requisite information concerning the transaction in any filings required with the SEC).

Section 5.08       Notification of Certain Matters

Each of BITFRONTIER and PURO shall give prompt notice to the other party of (i) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it subsequent to the date of this Agreement and prior to the Effective Date, under any contract material to the financial condition, properties, businesses or results of operations of BITFRONTIER or PURO, as the case may be, to which it is a party or is subject; (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (iii) any material adverse change in their respective financial condition, properties, businesses or results of operations or the occurrence of any event which is reasonably likely to result in any such change; or (iv) the occurrence or existence of any event which would, or could with the passage of time or otherwise, make any representation or warranty contained herein untrue; provided, however, that the delivery of notice pursuant to this Section 5.08 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.  Each party shall use its best efforts to prevent or promptly remedy the same.

Section 5.09      Expenses

Except as otherwise provided herein, PURO and BITFRONTIER shall bear their respective expenses incurred in connection with the Merger, including, without limitation, the preparation, execution and performance of this Agreement, the Information Statement/Prospectus and the transactions contemplated hereby, including all fees and expenses of its representatives, counsel and accountants.

Section 5.10       State Antitakeover Laws

If any "fair price" or "control share acquisition" statute or other similar antitakeover regulation shall become applicable to the transactions contemplated hereby, PURO and BITFRONTIER and their respective Board of Directors shall use their reasonable best efforts to grant such approvals and to take such other actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise use their reasonable best efforts to eliminate the effects of any such statute or regulation on the transactions contemplated hereby.

Section 5.11       Satisfaction of Conditions

BITFRONTIER agrees to use its best efforts to cause each of the conditions set forth in Article VI to PURO and NEWCO proceeding with the Closing to be satisfied on or before the Closing Date.  PURO and NEWCO agree to use their respective best efforts to cause each of the conditions set forth in Article VII to BITFRONTIER proceeding with the Closing to be satisfied on or before the Closing Date.

ARTICLE VI.   CONDITIONS TO THE OBLIGATIONS OF NEWCO AND PURO

The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following conditions, any one or more of which may be waived in a writing signed by NEWCO and PURO:

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

Section 6.01       Financials

BITFRONTIER shall deliver (i) the balance sheets of BITFRONTIER as of December 31, 2017, and the related statements of income and statements of cash flow of BITFRONTIER for the fiscal years ended December 31, 2017 (the " BITFRONTIER Financial Statements").

Section 6.02       Representations Accurate

The representations and warranties of BITFRONTIER contained herein shall be true and correct on the date of this Agreement and at and on the Closing Date in all respects as though such representations and warranties were made at and on such date, except those representations and warranties that speak as of a specific date.

Section 6.03       Performance

BITFRONTIER shall have complied, in all material respects, with all agreements, obligations and conditions required by this Agreement to be complied with by it on or prior to the Closing Date.

Section 6.04       Officer's Certificate

PURO and NEWCO shall have received a duly executed certificate signed by the President or Chairman of BITFRONTIER certifying as to (i) compliance with the conditions set forth in Sections 6.01, 6.02 and 6.03; (ii) the accuracy and completeness of the Bylaws of BITFRONTIER and the director and stockholder resolutions of BITFRONTIER approving this Agreement, the Merger and the transactions contemplated hereby; and (iii) the identity and authority of the officers and other persons executing documents on behalf of BITFRONTIER.

Section 6.05       Certified Certificate of Incorporation

PURO and NEWCO shall have received a certificate of the Secretary of State of the State of Wyoming certifying the Certificate of Incorporation of BITFRONTIER and all amendments thereof, dated not more than 10 days prior to the Closing Date, or a stamped copy may be used from the Secretary of Wyoming’s website for BITFRONTIER.

Section 6.06       Good Standing

PURO shall have received a certificate of good standing, or its equivalent, dated no more than 10 days prior to the Closing Date, from the State of incorporation of BITFRONTIER and each other State in which BITFRONTIER is qualified to do business.

Section 6.07       Material Adverse Change

There shall have been no material adverse change in the business, operations, assets, prospects, financial condition or results of operations of BITFRONTIER.

Section 6.08       Certificate of Merger

BITFRONTIER shall have delivered to PURO the Certificate of Merger as executed by duly authorized officers of BITFRONTIER.

Section 6.09       Injunction Illegality

No preliminary or permanent injunction, or other order decreed by any federal or state court, which prevents the consummation of this Agreement shall have been issued and remain in effect (each party agrees to use its reasonable efforts to have any such injunction, order or decree lifted).  No governmental authority shall have enacted any statute, rule or regulation that would prevent consummation of this Agreement or make the merger illegal.

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

Section 6.10       Compliance with Securities Laws

There shall have been full compliance with the applicable securities or "blue sky" laws and regulations of any state or other governmental body having jurisdiction over the Merger.

Section 6.11       Voting Agreements

A majority of the beneficial holders of the voting capital stock of BITFRONTIER as set forth on Schedule 6.11 shall have each executed and delivered a proxy and voting agreement, agreeing to vote in favor of the transactions contemplated hereby, or shall submit a copy of written consent of shareholders in lieu of meeting.

Section 6.12       Consents

PURO shall have received copies of consents of stockholders and all third parties necessary for BITFRONTIER to execute, deliver and perform this Agreement and consummate the Merger.

Section 6.13       General

All required action hereunder shall have been taken by BITFRONTIER in connection with the consummation of the transactions contemplated hereby, and all certificates, opinions and other documents required to affect the Merger and the transactions contemplated herein shall be reasonably satisfactory in form and substance to PURO.

ARTICLE VII.   CONDITIONS TO THE OBLIGATIONS OF BITFRONTIER

The obligations of BITFRONTIER to effect the Merger and to perform under this Agreement is subject to the fulfillment on or before the Closing Date of the following additional conditions, any one or more of which may be waived, in writing, by BITFRONTIER:

Section 7.01       Representations Accurate

The representations and warranties of PURO and NEWCO contained herein shall be true and correct on the date of this Agreement and at and on the Closing Date in all respects as though such representations and warranties were made at and on such date, except those representations and warranties that speak as of a specific date.

Section 7.02       Performance

PURO and NEWCO shall have complied, in all material respects, with all agreements, obligations and conditions required by this Agreement to be complied with by them on or prior to the Closing Date.

Section 7.03       Compliance Certificate

BITFRONTIER shall have received a certificate signed by the President or Chairman of each of PURO and NEWCO certifying as to (i) compliance with the conditions set forth in Sections 7.01, 7.02, and 7.03; (ii) the accuracy and completeness of the Bylaws of NEWCO and, as applicable, the director and stockholder resolutions of PURO and NEWCO approving this Agreement, the Merger and the transactions contemplated hereby; and (iii) the identity and authority of the officers and other persons executing documents on behalf of PURO and NEWCO.

Section 7.04       Certified Certificate of Incorporation

BITFRONTIER shall have received certificates of the Secretary of State of Wyoming certifying the Articles of Incorporation of PURO and the Articles of Incorporation of NEWCO and all amendments thereof, dated not more than 10 days prior to the Closing Date, or a stamped copy may be used from the Secretary of Wyoming’s website for PURO.

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

Section 7.05       Good Standing

BITFRONTIER shall have received a certificate of good standing, or its equivalent, dated no more than 10 days prior to the Closing Date, from the state of incorporation of PURO and NEWCO and each other state in which PURO and NEWCO are qualified to do business.

Section 7.06       Material Adverse Change

There shall have been no material adverse change in the business, operations, assets, prospects, financial condition or results of operations of PURO or NEWCO.

Section 7.07       Legal Action

There shall be no pending or threatened legal action or inquiry which challenges the validity or legality of or seeks or could reasonably be expected to prevent, delay or impose conditions on the consummation of the Merger.

Section 7.08       Certificate of Merger

NEWCO shall have delivered to BITFRONTIER the Certificate of Merger, executed by duly authorized officers of NEWCO.

Section 7.09       Injunction Illegality

No preliminary or permanent injunction, or other order decreed by any federal or state court, which prevents the consummation of this Agreement shall have been issued and remain in effect (each party agrees to use its reasonable efforts to have any such injunction, order or decree lifted).  No governmental authority shall have enacted any statute, rule or regulation that would prevent consummation of this Agreement or make the merger illegal.

Section 7.10       Consents

BITFRONTIER shall have received copies of consents of stockholders and all third parties necessary for PURO to execute, deliver and perform this Agreement and consummate the Merger.

Section 7.11       General

All required action hereunder shall have been taken by PURO in connection with the consummation of the transactions contemplated hereby, and all certificates, opinions and other documents required to affect the Merger and the transactions contemplated herein shall be reasonably satisfactory in form and substance to BITFRONTIER.

Section 7.12       Compliance with Securities Laws

There shall have been full compliance with the applicable securities or "blue sky" laws and regulations of any state or other governmental body having jurisdiction over the Merger.

ARTICLE VIII.   TERMINATION OF AGREEMENT

Section 8.01      Termination

This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of BITFRONTIER and PURO:

I.By mutual agreement of the parties hereto at any time prior to the Closing;

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

II.By the Board of Directors of PURO at any time prior to the Closing, if: (i) a condition to performance by PURO under this Agreement or a covenant of BITFRONTIER contained herein shall not be fulfilled on or before the date of the Closing or at such other time and date specified in this Agreement for the fulfillment for such covenant or condition; or (ii) a material default or breach of this Agreement shall be made by BITFRONTIER;

III.By BITFRONTIER at any time prior to the Closing, if: (i) a condition to BITFRONTIER's performance under this Agreement or a covenant of PURO contained herein shall not be fulfilled on or before the date of the Closing or at such other time and date specified in this Agreement for the fulfillment for such covenant or condition; or (ii) a material default or breach of this Agreement shall be made by PURO; or (iii) PURO fails to file its periodic reports with the OTC Markets on a timely basis.

Section 8.02       Procedure for Termination

In the event of termination and abandonment of the Merger by PURO or BITFRONTIER pursuant to this Article VIII, written notice shall be given to the other party.

Section 8.03       Effect of Termination

In the event of termination of this Agreement pursuant to this Section 8, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in this Section 8 and in Sections 5.03, 5.07, 5.09, 6.03 and 7.03;  provided however, that in the case of a termination pursuant to a material breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party or parties shall in no event exceed the amount of out-of-pocket costs and expenses incurred by such aggravated party or parties in connection with this Agreement, and no party to this Agreement shall be entitled to any injunctive relief.

ARTICLE IX.   MISCELLANEOUS

Section 9.01      Notices

All notices, requests, and other communications shall be deemed to be duly given if sent by confirmed facsimile transmission, email or receipted overnight courier addressed to the other party at the address as set forth below:

If to PURO or NEWCO:       BitFrontier Capital Holdings, Inc.

                                              1320 Central Park Blvd. Suite 200

                                              Fredericksburg, VA 22401

                                              ATTN:  Spencer Payne

                                              Facsimile: (540) 736-3069

                                              Email: IR@bitfrontiercapitalholdings.com

If to BITFRONTIER:           BitFrontier Technologies, Inc.

                                             1320 Central Park Blvd. Suite 200

                                              Fredericksburg, VA 22401

                                              ATTN:  Spencer Payne

                                              Facsimile: (540) 736-3069

                                              Email: IR@bitfrontiercapitalholdings.com

Section 9.02       Binding Effect

Except as may be otherwise provided herein, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties.  Except as otherwise specifically provided in this Agreement, nothing in this Agreement is intended or will be construed to confer on any person other than the Parties hereto any rights or benefits hereunder.

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

Section 9.03       Headings

The headings in this Agreement are intended solely for convenience of reference and will be given no effect in the construction or interpretation of this Agreement.

Section 9.04      Exhibits and Schedules

The exhibits and schedules referred to in this Agreement will be deemed to be a part of this Agreement.

Section 9.05       Counterparts

This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document.

Section 9.06       Governing Law

This Agreement will be governed by the laws of the State of Wyoming without regard to conflict of laws principles thereof.

Section 9.07       Waivers

Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the party waiving compliance.  No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

Section 9.08       Pronouns

The use of a particular pronoun herein will not be restrictive as to gender or number but will be interpreted in all cases as the context may require.

Section 9.09       Joint Drafting

This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any Party shall be made solely by virtue of such Party allegedly having been the draftsperson of this Agreement.

Section 9.10       Time Periods

Any action required hereunder to be taken within a certain number of days will be taken within that number of calendar days unless otherwise provided; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken will be automatically extended to the next business day.

Section 9.11       Modification

No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the Parties hereto and that specifically refers to this Agreement.

Section 9.12       Severability

If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.  To

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

the extent permitted by applicable law, each party waives any provision of law, which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

Section 9.13       Survival of Representations and Warranties and Covenants

The representations, warranties and covenants (other than any covenants which by their terms continue for more than one year after the Effective Date which will continue in accordance with such terms) of BITFRONTIER, PURO and NEWCO shall survive for two (2) years after the Effective Date.  The respective representations and warranties of PURO, NEWCO and BITFRONTIER contained herein or in any certificate or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

Section 9.14       Entire Agreement

This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement among the Parties concerning the subject matter hereof.  All negotiations among the Parties are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the Parties other than those incorporated herein and to be delivered hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first written.

BITFRONTIER CAPITAL HOLDINGS, INC.

a Wyoming corporation

/s/ Spencer Payne

Spencer Payne

President

BITFRONTIER MERGER, INC.

a Wyoming corporation

/s/ Spencer Payne

Spencer Payne

President

BITFRONTIER TECHNOLOGIES, INC.

a Wyoming corporation

/s/ Spencer Payne

Spencer Payne

President

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

SCHEDULE OF EXEMPTIONS

SCHEDULE 1.05

Directors and Executive Officers of Surviving Corporation

Spencer B. Payne ─ President, CEO, CFO, Secretary and Director

Andrew E. Karras ─ COO

George N. Storm ─ CTO

SCHEDULE 3.03(I)

PURO Capitalization

Authorized Shares of Common Stock:                                 17,500,000,000

Authorized Shares of Preferred Stock:                                  50,000,000

Designated Series A Preferred:                                              5

Designated Series B Preferred:                                              30,000,000

Designated Series C Preferred:                                              10,000,000

Designated Series D Super Voting Preferred:                        51

Blank Check Preferred Stock:                                                9,999,944

------------------------------------------------------------------------------------------

Outstanding Shares of Common Stock                                  12,400,263,104

Outstanding Shares of Series A Preferred:                             2

Outstanding Shares of Series B Preferred:                             14,000,000

Outstanding Shares of Series C Preferred:                              0

Outstanding Shares of Series D Super Voting Preferred:        51

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

SCHEDULE 4.03

BITFRONTIER Capitalization

Authorized Shares of Common Stock:                                 10,000

------------------------------------------------------------------------------------------

Outstanding Shares of Common Stock                                  10,000

SCHEDULE 4.06

BITFRONTIER Related Party Contracts

See Schedule 4.11 and 4.22

SCHEDULE 4.11

BITFRONTIER Compensation; Loans and Distributions

Promissory Note to BITFRONTIER from Spencer Payne.

SCHEDULE 4.16

BITFRONTIER Employee Benefits

None

SCHEDULE 4.18

BITFRONTIER Intellectual Property

None

SCHEDULE 4.22

BITFRONTIER Material Contracts

Employment Agreements

Spencer B. Payne

AGREEMENT AND PLAN OF MERGER

BITFRONTIER MERGER INC. AND BITFRONTIER TECHNOLOGIES, INC.

BITFRONTIER CAPITAL HOLDINGS, INC.

SCHEDULE 6.11

Voting Agreements

BITFRONTIER currently has 1 shareholder holding 10,000 shares of BITFRONTIER stock.  BITFRONTIER’s sole shareholder and founder as of January 5, 2018 voted all 10,000 shares in favor of the merger representing 100% of the total shares issued and outstanding.